UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Traffic.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1823631
(State of Incorporation or Organization)	(IRS Employer Identification No.)

851 Duportail Road

Wayne, Pennsylvania 19087

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:   333-127973

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.01 PER SHARE
(Title of class)

EXPLANATORY NOTE

Item 1.	Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.01 per share, of Traffic.com, Inc., as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2005 (Registration No. 333-127973), and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are incorporated herein by reference:

1.	Fourth Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

2.

Form of Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-1
(No. 333-127973).

3.	Form of Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

4.	Bylaws of the Registrant are incorporated herein by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

5.	Form of Amended and Restated Bylaws of the Registrant are incorporated herein by reference from Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

6.	Specimen certificate evidencing shares of common stock of the Registrant is incorporated herein by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

7.

Fourth Amended and Restated Investor Rights Agreement dated as of August 30, 2005, as amended, among the Registrant and the parties listed therein, is incorporated herein by reference from Exhibit 4.28 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

8.

Form of Amendment to the Fourth Amended and Restated Investor Rights Agreement is incorporated herein by reference from Exhibit 4.28.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-127973).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAFFIC.COM, INC.

By:	/s/ Robert N. Verratti
Robert N. Verratti
Chief Executive Officer

Date: January 20, 2006